Exhibit 5.1

July 11, 2025

Nuvve Holding Corp.

2488 Historic Decatur Road, Suite 230

San Diego, CA 92106

Ladies and Gentlemen:

We have acted as counsel to Nuvve Holding Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Registration Statement”), and the prospectus as part thereof (the “Base Prospectus”), filed by the Company with the Commission on June 27, 2025, and declared effective on July 7, 2025, and the Prospectus Supplement, dated July 11, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Prospectus Supplement relates to the offer and sale of up to 5,783,813 shares of Common Stock (or pre-funded warrants in lieu thereof (the “Pre-Funded Warrants”, and the shares of Common Stock underlying the Pre-Funded Warrants, the “Warrant Shares”)), pursuant to an underwriting agreement (the “Underwriting Agreement”), dated July 11, 2025, by and between the Company and Lucid Capital Markets, LLC. The terms “Shares,” “Pre-Funded Warrants” and “Warrant Shares” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

This opinion is being rendered in connection with the filing of the Prospectus with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Underwriting Agreement and, upon payment therefor, in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) the Pre-Funded Warrants, when sold and issued in accordance with the Underwriting Agreement and, upon payment therefor, in the manner contemplated by the Registration Statement and the Prospectus, will constitute valid and legally binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrants, upon the exercise of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

We hereby consent to the filing of this letter as Exhibit 5.1 to a Current Report on Form 8-K that will be filed by the Company and incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP